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                                                                      EXHIBIT 21
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                                                            State of
                                                          Incorporation
                                                               or
     Subsidiary                                           Organization
     ----------                                           ------------
1.   Back Bay Advisors, Inc.                              Massachusetts

2.   Back Bay Advisors, L.P.                              Delaware

3.   Graystone Partners, Inc.                             Delaware

4.   Graystone Partners, L.P.                             Delaware

5.   Harris Associates, Inc.                              Delaware

6.   Harris Associates, L.P.                              Delaware

7.   Loomis, Sayles & Company, Inc.                       Massachusetts

8.   Loomis, Sayles & Company, L.P.                       Delaware

9.   MC Management, Inc.                                  Massachusetts

10.  MC Management, L.P.                                  Delaware

11.  Marlborough Capital Advisors, Inc.                   Massachusetts

12.  Marlborough Capital Advisors, L.P.                   Delaware

13.  NEF Corporation                                      Massachusetts

14.  New England Funds, L.P.                              Delaware

15.  New England Funds Management, L.P.                   Delaware

16.  Westpeak Investment Advisors, Inc.                   Massachusetts

17.  Westpeak Investment Advisors, L.P.                   Delaware

18.  Copley Investment Group, Inc. (includes 23 real      Massachusetts
     estate investment subsidiaries, all of
     which operate in the United States)

19.  New England Investment Associates, Inc.              Delaware

20.  Reich & Tang Distributors, L.P.                      Delaware

21.  Reich & Tang Services, L.P.                          Delaware

22.  Reich & Tang Asset Management, Inc.                  Massachusetts

23.  Reich & Tang Asset Management, L.P.                  Delaware

24.  NEIC Holdings, Inc.                                  Massachusetts

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